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EXHIBIT 99.1

    Report of Independent Public Accountants

To the Board of Directors and Shareholders of
  InFocus Corporation:

    We have audited the accompanying supplemental consolidated balance sheets of InFocus Corporation (formerly In Focus Systems, Inc.) (an Oregon corporation) and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Proxima ASA, a company acquired during 2000 in a transaction accounted for as a pooling of interests, as discussed in Note 12. Such statements are included in the consolidated financial statements of InFocus Corporation and reflect total assets of 41.8 percent and 49.0 percent as of December 31, 1999 and 1998, respectively, and total revenues of 43.3 percent, 40.5 percent and 21.3 percent for the years ended December 31, 1999, 1998 and 1997, respectively, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for Proxima ASA, is based solely upon the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of InFocus Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
January 21, 2000, except for Note 12
as to which the date is June 23, 2000

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Proxima ASA

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and cash flows present fairly, in all material respects, the financial position of Proxima ASA and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles in Norway. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards ("GAAS") in Norway, which are substantially the same as GAAS in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    Generally accepted accounting principles vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected net income for each of the three years in the period ended December 31, 1999 and shareholders' equity as at December 31, 1999 and 1998 to the extent summarized in Note 17 to the consolidated financial statements

PricewaterhouseCoopers DA

Oslo, Norway
February 15, 2000, except for Note 17
and Note 18, which is as of April 5, 2000

InFocus Corporation

Supplemental Consolidated Balance Sheets

(In thousands, except share amounts)

		December 31,
	March 31, 2000
		1999	1998
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$96,382	$91,827	$68,985
Marketable securities	16,609	21,746	11,805
Accounts receivable, net of allowances of $14,580, $13,376 and $10,676	158,680	149,289	128,855
Inventories, net	79,572	66,696	59,175
Deferred income taxes	14,602	13,867	4,433
Other current assets	14,041	7,349	12,255

Total Current Assets	379,886	350,774	285,508
Marketable securities	4,709	6,790	1,833
Property and equipment, net of accumulated depreciation of $43,242, $40,699 and $45,851	21,585	15,488	16,105
Deferred income taxes	4,541	5,794	1,231
Goodwill, net of accumulated amortization of $3,936, $3,571 and $1,450	19,277	16,696	28,968
Other assets, net	4,771	3,253	1,735

Total Assets	$434,769	$398,795	$335,380

Liabilities and Shareholders' Equity
Current Liabilities:
Notes payable	$706	$701	$22,465
Accounts payable	89,249	84,019	62,274
Payroll and related benefits payable	7,603	8,683	3,410
Income taxes payable	9,945	3,347	4,142
Marketing incentives payable	12,234	11,867	6,198
Accrued warranty	8,848	8,739	4,794
Other current liabilities	5,480	3,662	5,570

Total Current Liabilities	134,065	121,018	108,853
Other Long-Term Liabilities	2,029	1,284	729
Shareholders' Equity:
Common stock, 50,000,000 shares authorized; shares issued and outstanding: 38,252,863 37,944,118 and 37,158,366	72,265	71,367	66,585
Additional paid-in capital	81,449	74,535	69,421
Other comprehensive loss	(10,304)	(7,069)	(4,364)
Retained earnings	155,265	137,660	94,156

Total Shareholders' Equity	298,675	276,493	225,798

Total Liabilities and Shareholders' Equity	$434,769	$398,795	$335,380

The accompanying notes are an integral part of these supplemental consolidated balance sheets.

InFocus Corporation

Supplemental Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2000	1999	1999	1998	1997
	(Unaudited)
Revenue	$214,435	$154,818	$688,519	$515,412	$401,333
Cost of sales	149,030	118,924	500,669	401,090	286,500

Gross profit	65,405	35,894	187,850	114,322	114,833
Operating expenses:
Marketing and sales	22,242	15,854	76,643	62,309	38,238
Research and development	9,302	6,739	28,317	25,852	21,295
General and administrative	7,957	3,897	20,293	10,504	13,995
Goodwill amortization	365	505	2,121	1,450	—

	39,866	26,995	127,374	100,115	73,528

Income from operations	25,539	8,899	60,476	14,207	41,305
Other income (expense):
Interest expense	(246)	(284)	(980)	(1,109)	(146)
Interest income	1,417	816	4,239	2,096	2,433
Other, net	483	(732)	914	(3,099)	727

	1,654	(200)	4,173	(2,112)	3,014

Income before income taxes	27,193	8,699	64,649	12,095	44,319
Provision for income taxes	9,588	3,039	21,145	5,476	13,547

Net income	$17,605	$5,660	$43,504	$6,619	$30,772

Basic net income per share	$0.46	$0.15	$1.16	$0.18	$0.88

Diluted net income per share	$0.44	$0.15	$1.12	$0.18	$0.87

The accompanying notes are an integral part of these supplemental consolidated statements.

InFocus Corporation

Supplemental Consolidated Statements of Shareholders' Equity
for The Years Ended December 31, 1999, 1998 and 1997

(In thousands, except share amounts)

	Common Stock
			Additional Paid-In Capital	Retained Earnings	Other Comprehensive Income (Loss)	Total Shareholders' Equity
	Shares	Amount
Balance at December 31, 1996	33,294,782	$49,649	$23,377	$56,765	$(45)	$129,746
Comprehensive income (loss):
Net income	—	—	—	30,772	—	30,772
Cumulative translation adjustment	—	—	—	—	(2,647)	(2,647)

						28,125
Shares issued in connection with Ask Norge merger	1,024,853	147	(147)	—	—	—
Private placement, net of issuance costs	650,700	79	10,719	—	—	10,798
Proxima conversion from paid-in common capital	—	9,741	(9,741)	—	—	—
Shares issued pursuant to stock plans	563,480	3,835	401	—	—	4,236
Compensation cost of stock options	—	—	476	—	—	476
Income tax benefit of non-qualified stock option exercises and disqualifying dispositions	—	—	1,198	—	—	1,198

Balance at December 31, 1997	35,533,815	63,451	26,283	87,537	(2,692)	174,579
Comprehensive income (loss):
Net income	—	—	—	6,619	—	6,619
Cumulative translation adjustment	—	—	—	—	(1,672)	(1,672)

						4,947
Private placement, net of issuance costs	1,337,550	972	42,184	—	—	43,156
Shares issued pursuant to stock plans	287,001	2,162	—	—	—	2,162
Compensation cost of stock options	—	—	(127)	—	—	(127)
Income tax benefit of non-qualified stock option exercises and disqualifying dispositions	—	—	1,081	—	—	1,081

Balance at December 31, 1998	37,158,366	66,585	69,421	94,156	(4,364)	225,798
Comprehensive income (loss):
Net income	—	—	—	43,504	—	43,504
Cumulative translation adjustment	—	—	—	—	(2,705)	(2,705)

						40,799
Compensation cost of stock options	—	—	874	—	—	874
Shares issued pursuant to stock plans	785,752	4,782	1,688	—	—	6,470
Income tax benefit of non-qualified stock option exercises and disqualifying dispositions	—	—	2,552	—	—	2,552

Balance at December 31, 1999	37,944,118	$71,367	$74,535	$137,660	$(7,069)	$276,493

The accompanying notes are an integral part of these supplemental consolidated statements.

InFocus Corporation

Supplemental Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2000	1999	1999	1998	1997
	(Unaudited)
Cash flows from operating activities:
Net income	$17,605	$5,660	$43,504	$6,619	$30,772
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	2,996	3,970	12,689	12,896	8,640
Stock based compensation	1,929	(91)	873	(127)	476
Deferred income taxes	234	312	(4,013)	(2,595)	(41)
(Gain) loss on sale of fixed assets	—	(8)	—	171	—
Other non-cash (income) expense	—	—	(975)	3,437	—
(Increase) decrease in:
Accounts receivable, net	(10,150)	(6,995)	(22,028)	20,949	(46,295)
Inventories, net	(13,657)	(3,353)	(8,223)	4,896	(13,522)
Other current assets	(6,865)	1,015	4,828	(7,516)	(122)
Increase (decrease) in:
Accounts payable	5,226	9,306	22,720	(18,263)	31,130
Payroll and related benefits payable	(986)	1,932	5,337	(2,473)	2,200
Income taxes payable	6,476	2,108	(649)	3,163	995
Marketing incentives payable, accrued warranty and other current liabilities	2,153	722	8,021	(3,372)	3,445
Other long-term liabilities	(833)	1	1,257	17	14

Net cash provided by (used in) operating activities	4,128	14,579	63,341	17,802	17,692
Cash flows from investing activities:
Purchase of marketable securities	(3,700)	(2,491)	(29,323)	(12,141)	(11,018)
Maturities of marketable securities	10,918	4,000	15,400	11,022	4,561
Payments for purchase of property and equipment	(9,427)	(2,592)	(10,591)	(9,200)	(9,686)
Cash received from sale of Genigraphics	—	—	—	208	—
Cash paid for Proxima Corporation, net of cash acquired	—	—	—	(66,588)	—
Cash paid for Mediavision, net of cash acquired	(924)		—	—	—
Other assets, net	(1,522)	(1,890)	(1,520)	(627)	502

Net cash used in investing activities	(4,655)	(2,973)	(26,034)	(77,326)	(15,641)
Cash flows from financing activities:
Payments on notes payable	—	(7,421)	(22,446)	—	(738)
Borrowings on notes payable	25	—	—	23,593	—
Proceeds from sale of common stock	4,933	52	6,470	45,318	15,034
Income tax benefit of non-qualified stock option exercises and disqualifying dispositions	951	19	2,552	1,081	1,198

Net cash provided by (used in) financing activities	5,909	(7,350)	(13,424)	69,992	15,494
Effect of exchange rate on cash	(827)	(66)	(1,041)	(782)	(1,376)

Increase in cash and cash equivalents	4,555	4,190	22,842	9,686	16,169
Cash and cash equivalents:
Beginning of period	91,827	68,985	68,985	59,299	43,130

End of period	$96,382	$73,175	$91,827	$68,985	$59,299

The accompanying notes are an integral part of these consolidated statements.

INFOCUS CORPORATION

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

(Numbers in thousands, except per share amounts or as otherwise indicated)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

    The consolidated financial statements include the accounts of InFocus Corporation (formerly In Focus Systems, Inc.) (the "Company") and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    As discussed in Note 12 ("Subsequent Events"), the Company consummated a merger with Proxima ASA, a Norwegian headquartered company, in June 2000. This merger has been accounted for as a pooling of interests and, accordingly, all prior period consolidated financial statements have been restated to include the combined results of operations, financial position and cash flows of Proxima ASA. Proxima ASA's wholly owned U.S. subsidiary, Proxima Corporation, was acquired by Proxima ASA pursuant to a purchase business combination in April 1998. See further details in Note 2. Proxima ASA's financial information is reflected in accordance with U.S. Generally Accepted Accounting Principles.

Nature of Operations

    The Company develops, manufactures and markets multimedia projection products and services to present video, audio, graphics and data from personal computers, workstations, VCRs and laser disc players. The Company's products are used in businesses, schools and government agencies for training sessions, meetings, sales presentations, technical seminars and other applications involving the sharing of computer-generated and/or video information with an audience. The Company's products are compatible with all major personal computers and most video sources used in business and education.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

Cash Equivalents and Marketable Securities

    Cash equivalents consist of highly liquid investments with maturities at the date of purchase of 90 days or less; marketable securities consist primarily of government and corporate debt instruments. The Company's marketable securities are classified as "held to maturity" and "available for sale." See Note 3 below.

Foreign Currency Translation

    The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as other comprehensive income or loss within shareholders' equity.

    Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

Market Risks

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

    In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137 ("SFAS 137"), which deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. A company may implement SFAS 133 as of the beginning of any fiscal quarter after issuance; however, the statement cannot be applied retroactively. The Company does not believe that the statement will have a material impact on its accounting for price risk management activities.

    The Company is exposed to changes in exchange rates through the purchase of production materials and the sale of products denominated in foreign currencies. The Company limits its exposure by engaging in forward exchange contracts. At December 31, 1999, the Company had contracts totaling $4,000 at a rate of NOK 7.97, which became due during the first quarter of 2000. Unrealized profit/loss on forward contracts in foreign currencies were valued on the basis of the market exchange rate at the end of the year.

Revenue Recognition

    Revenue from the sale of products is recognized at time of shipment to the customer. The Company maintains a reserve for sales returns and price adjustments generally based on historical experience. The Company has incentive programs for dealers and distributors whereby rebates are offered based upon exceeding a percentage of quarterly and annual volume goals. Estimated sales returns, price adjustments and rebates are netted against revenue in the month in which revenue is recognized. These estimates have not differed materially from actual results.

Product Warranty

    Estimated warranty costs are provided at the time of sale of the warranted products.

Concentrations of Risk

    The Company generally attempts to procure components from multiple sources. Certain components, however, including LCDs, Digital Micromirror Devices™("DMDs") and plastic housing parts, are purchased from single or limited sources. The Company believes that it could obtain most LCDs manufactured to its specifications from other foreign sources within three-to-six months at a price that would not be materially higher than the price paid to existing suppliers. The Company does not have an alternate source for the DMDs, which are currently used in a majority of the Company's products and have been supply constrained throughout 1999.

    The Company sells its products to a large number of customers worldwide. One customer accounted for 13.4 percent, 10.4 percent and 10.4 percent, respectively, of total revenues for the years ended December 31, 1999, 1998 and 1997.

    The Company invests its excess cash with high credit quality financial institutions, which bear minimal risk and, by policy, limits the amount of credit exposure to any one financial institution. The Company has not experienced any material losses on its investments.

Inventories

    Inventories are valued at the lower of cost, using average costs, which approximates the first-in, first-out (FIFO) method, or market, and include materials, labor and manufacturing overhead.

Property and Equipment

    Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets (approximately two to five years). Leasehold improvements are amortized over the lease term or the estimated useful life of the asset, whichever is shorter.

Patents and Trademarks

    Costs associated with obtaining patents and trademarks are capitalized in other assets and amortized over the estimated life of the associated patent or trademark.

Goodwill

    Goodwill, which represents the excess purchase price over fair value of net assets acquired, is amortized on the straight-line basis over the expected period to be benefited of 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. During 1999, $10,234 was reclassified from goodwill to deferred tax assets as a result of a change in judgment regarding the realizability of the deferred tax assets in future years.

Employee Benefit Plans

    The Company provides a defined benefit pension plan, a defined contribution pension plan and a 401(k) plan for certain employees. The net pension liability related to the defined benefit pension plan was $31 and $30 at December 31, 1999 and 1998, respectively. The total expense related to all of the plans was $1,403, $1,027 and $869, respectively, for the years ended December 31, 1999, 1998 and 1997. Detail information pursuant to Statement of Financial Accounting Standard No. 87 is not provided due to the immateriality of the defined benefit pension amounts.

Research and Development

    Amounts spent on research and development activities are expensed as incurred.

Advertising Costs

    Advertising costs, which are included in sales and marketing expenses, are expensed as incurred. Advertising expense was approximately $6,864, $6,969 and $5,846 in 1999, 1998 and 1997, respectively.

Stock-Based Compensation Plans

    The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Effective January 1, 1996, the Company adopted the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 requires that companies which do not choose to account for stock-based compensation as prescribed by this Statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used to determine the pro forma effects of SFAS 123.

Net Income Per Share

    Basic earnings per share (EPS) and diluted EPS are computed using the methods prescribed by Statement of Financial Accounting Standard No. 128, Earnings per Share (SFAS 128). Following is a reconciliation of basic EPS and diluted EPS:

	Three Months Ended March 31,
	2000			1999
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
	(Unaudited)
Basic EPS
Income available to Common Shareholders	$17,605	38,021	$0.46	$5,660	37,120	$0.15

Diluted EPS
Effect of dilutive stock options	—	2,437		—	760

Income available to Common Shareholders	$17,605	40,458	$0.44	$5,660	37,880	$0.15

    Potentially dilutive securities that are not included in the diluted EPS calculations because they would be antidilutive include 14 and 1,649 shares, respectively, issuable pursuant to stock options, for the three month periods ended March 31, 2000 and 1999, respectively.

	Year Ended December 31,
	1999			1998			1997
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Basic EPS
Income available to Common Shareholders	$43,504	37,390	$1.16	$6,619	36,860	$0.18	$30,772	34,837	$0.88

Effect of Dilutive Securities:
Stock Options	—	1,454		—	367		—	696

Diluted EPS
Income available to Common Shareholders	$43,504	38,844	$1.12	$6,619	37,227	$0.18	$30,772	35,533	$0.87

    Shares issuable pursuant to stock options that have not been included in the above calculations totaled 1,446, 2,498 and 828 for 1999, 1998 and 1997, respectively, since they would have been antidilutive.

Segment Reporting

    The Company adopted Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about Segments of an Enterprise and Related Information for the year ended December 31, 1998. Based upon definitions contained within SFAS 131, the Company has determined that it operates in one segment.

Reclassifications

    Certain amounts in the prior year financial statements have been reclassified to conform to the current presentation.

2. PROXIMA CORPORATION ACQUISITION:

    In April 1998, Proxima ASA purchased all the shares of Proxima Corporation, a distribution company with the bulk of its operations in the U.S., for $84,100. The supplemental consolidated statements of operations include the results of Proxima Corporation from April 14, 1998. The transaction was accounted for as a purchase. In connection with the acquisition, a detailed assessment of actual value of assets and liabilities was performed. Acquisition costs that could not be allocated to specific assets or liabilities were classified as goodwill in the supplemental consolidated balance sheets. The goodwill is being amortized on a straight-line basis over 15 years based on the fact that Proxima Corporation is a distribution company with a strong brand name.

    Unaudited pro forma results of operations as if the acquisition had occurred at the beginning of the respective periods are as follows:

	Year Ended December 31,
	1998	1997
Revenue	$554,784	$534,669
Net income	1,132	19,143
Net income per share—basic	0.03	0.55
Net income per share—diluted	0.03	0.54

3. MARKETABLE SECURITIES:

    The Company accounts for its Marketable Securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). Accordingly, the held to maturity securities are recorded at amortized cost and the available for sale securities are recorded at fair value with unrealized gains and losses reported in a separate component of shareholders' equity.

    Certain information regarding the Company's marketable securities is as follows:

	Held to Maturity
	December 31, 1999	December 31, 1998
Fair Market Value	$28,473	$11,885

Amortized Cost:
State and Local Government	$15,408	$11,805
Federal Government	2,066	—
Corporate	11,062	—

Total	$28,536	$11,805

Maturity Information:
Less than one year	$21,746	$11,805
One to five years	6,790	—

Total	$28,536	$11,805

	Available for Sale
	December 31, 1999	December 31, 1998
Fair market value	—	$1,833

Cost:
Corporate	—	$1,833

    Gains and losses on the sale of marketable securities are calculated using the specific identification method. In 1998, the Company recorded a permanent impairment of $3,437 to its investment in available for sale securities because the decline in fair value was judged to be other than temporary. The write down is reflected in other expense for the year ended December 31, 1998.

4. INCOME TAXES:

    The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. The Company realizes tax benefits in the United States as a result of the exercise of nonqualified stock options and the exercise and subsequent sale of certain incentive stock options (disqualifying dispositions). For financial reporting purposes, any reduction in income tax obligations as a result of these tax benefits is credited to paid-in capital. Tax benefits of $2,552, $1,081 and $1,198 were credited to paid-in capital in 1999, 1998 and 1997, respectively.

    The provision for income taxes is as follows:

	December 31,
	1999	1998	1997
FEDERAL:
Current	$17,766	$2,016	$6,630
Deferred	(3,804)	(1,975)	839

	13,962	41	7,469
STATE:
Current	2,614	310	696
Deferred	(191)	(144)	60

	2,423	166	756
FOREIGN:
Current	4,973	5,763	6,275
Deferred	(213)	(494)	(953)

	4,760	5,269	5,322

Total	$21,145	$5,476	$13,547

    Total deferred income tax assets at December 31, 1999 and 1998 were $22,626 and $9,883, respectively. Total deferred income tax liabilities at December 31, 1999 and 1998 were $2,965 and $4,219, respectively.

    Individually significant temporary differences include the following:

	December 31,
	1999	1998
Accounts receivable reserves	$3,248	$1,760
Inventory reserves	3,663	3,265
Book/tax depreciation differences	2,288	1,879
Tax loss carryforwards	4,950	5,719
Accrued warranty	3,715	1,753
Accrued expenses	1,945	3,966
Other	1,758	669
Valuation allowance	(1,906)	(13,347)

	$19,661	$5,664

    The reconciliation between the effective tax rate and the statutory federal income tax rate is as follows:

	For the Year Ended December 31,
	1999	1998	1997
Statutory federal income tax rate	35.0%	35.0%	35.0%
State taxes, net of federal income taxes	3.6	0.9	1.1
Effect of foreign taxes at lower rate than U.S.	(1.8)	(8.9)	(3.0)
Research and development tax credit	(1.8)	(5.3)	(1.7)
Foreign sales corporation tax benefit	(2.1)	(2.0)	(2.0)
Non-deductible goodwill amortization	1.3	4.6	—
Tax exempt interest	(0.5)	(2.7)	(1.1)
Meals and entertainment	0.2	0.9	0.2
Stock compensation	0.5	(0.1)	2.5
Change in valuation allowance	(1.9)	20.8	—
Other	0.2	2.1	(0.4)

Effective tax rate	32.7%	45.3%	30.6%

5. INVENTORIES:

		December 31,
	March 31, 2000
		1999	1998
	(Unaudited)
Raw materials and components	$24,386	$26,542	$13,474
Work-in-process	6,185	2,691	2,699
Finished goods	49,001	37,463	43,002

	$79,572	$66,696	$59,175

6.  PROPERTY AND EQUIPMENT:

	December 31,
	1999	1998
Furniture and fixtures	$4,987	$5,004
Manufacturing equipment	17,626	24,962
Engineering equipment	2,744	2,154
Computer equipment	26,477	26,914
Buildings, land and improvements	3,206	2,922
Construction in progress	1,147	—

	56,187	61,956
Less accumulated depreciation	(40,699)	(45,851)

	$15,488	$16,105

7.  LEASE OBLIGATIONS:

    The Company leases its Oregon facility and certain improvements under a non-cancelable operating lease, which expires in December 2003 as to approximately 150 square feet and December 2000 as to approximately 30 square feet. The lease has one, one-year renewal option in regard to the 30 square feet. The Company also leases space in Norway and California under leases expiring on June 30, 2002, March 31, 2004 and April 30, 2009.

    Future minimum lease payments under the non-cancelable operating leases as of December 31, 1999 are as follows (there were no capital leases at December 31, 1999):

Year ending December 31,
2000	$3,974
2001	3,413
2002	3,518
2003	3,468
2004	864
Thereafter	2,710

Total minimum lease payments	$17,947

    Rental expense for the years ended December 31, 1999, 1998 and 1997 was $4,399, $3,565 and $2,748, respectively.

8.  SHAREHOLDERS' EQUITY:

General

    In January 1998, the Company announced a 2 for 1 stock split of its Common Stock for holders of record of the Company's Common Stock on February 10, 1998. All share and per share amounts have been retroactively adjusted to reflect this stock split.

Common Share Purchase Rights

    In July 1997, the Company declared a dividend distribution of one common share purchase right for each outstanding share of the Company's Common Stock (the "Rights"). If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's exercise price, a number of common shares of the Company having a market value at the time of twice the exercise price. The exercise price is $65. Rights held by the Acquiring Person become void and are not exercisable to purchase shares at the bargain purchase price. An Acquiring Person is defined as a person who acquires 20 percent or more of the outstanding common shares of the Company. In effect, this would enable a holder of Rights (other than an Acquiring Person) to purchase $130 worth of Common Stock at half price. The Company's Board of Directors is entitled to redeem the rights at $.01 per right at any time before a person has acquired 20 percent or more of the outstanding Common Stock.

Stock Option Plans

    The Company's 1988 Combination Stock Option Plan, as amended (the "1988 Plan") expired in December 1998. The Company's 1998 Stock Incentive Plan (the "1998 Plan", together with the 1988 Plan, the "Plans"), covering 1,500 shares of the Company's Common Stock, was approved by the Shareholders in April 1998. The 1998 Plan provides for the issuance of incentive stock options to employees of the Company and restricted stock and nonstatutory stock options to employees, officers, directors and consultants of the Company. At December 31, 1999, the Company had 3,972 shares of Common Stock reserved for issuance under the Plans. Under the Plans, the exercise price of all stock options cannot be less than the fair market value of the Company's Common Stock at the date of grant. Options granted generally vest over a four-year period and expire ten years from the date of grant. Options canceled under the 1988 Plan are not added back to the pool of shares available for grant.

    At December 31, 1999, the Company also had a total of 801 shares of its Common Stock authorized for issuance under stock option plans related to its merger with Proxima ASA. All options under these plans are granted at fair market value, vest over two to three year periods and expire two to five years from the date of grant. Pursuant to Norwegian tax requirements, the option price for options granted to employees located in Norway increases at a rate of 1% per month from the date of grant until the date of exercise. Included in the following are 166 options at December 31, 1999 subject to the 1% monthly increase. Such options are accounted for as variable awards under APB 25 and, accordingly, any compensation expense is recorded in the accompanying statements of operations with a corresponding increase to paid in capital. Pursuant to the agreement of merger with Proxima, all terms and conditions of the Proxima options remain unchanged with the exception of the adjustment of the exercise price and number of options to conform to the merger exchange ratio.

    Activity under all of the plans described above is summarized as follows:

	Shares Available for Grant	Shares Subject to Options	Weighted Average Exercise Price
Balances, December 31, 1996	2,057	2,981	$9.14
Options granted	(1,441)	1,441	13.02
Options canceled	555	(555)	9.97
Options exercised	—	(504)	7.05

Balances, December 31, 1997	1,171	3,363	10.97
Additional shares reserved	1,500	—	—
Restricted shares granted	(51)	—	—
Restricted shares cancelled	6	—	—
Options granted	(2,750)	2,750	8.51
Options canceled	1,772	(1,772)	12.07
Options exercised	—	(275)	7.61
Shares expired	(7)	—	—

Balances, December 31, 1998	1,641	4,066	8.75
Restricted shares granted	(31)	—	—
Options granted	(630)	630	14.84
Options canceled	29	(247)	6.99
Options exercised	—	(685)	8.49

Balances, December 31, 1999	1,009	3,764	$10.28

    The Company's Directors' Stock Option Plan, as amended (the "Directors' Plan") provides for the issuance of stock options covering a total of 400 shares of the Company's Common Stock to directors of the Company who have not, at any time during the year preceding the grant of a stock option under the Directors' Plan, been an employee of the Company or its subsidiaries ("Eligible Directors"). The Directors' Plan provides for the automatic grant of options to purchase 20 shares of the Company's Common Stock on the date the director becomes an Eligible Director and options to purchase 10 shares of the Company's Common Stock on the date that the Eligible Director is re-elected to the Board. All Eligible Director options vest six months after the date of grant.

    At December 31, 1999 the Company had reserved 322 shares of Common Stock for issuance under the Directors' Plan. Activity under the Directors' Plan is summarized as follows:

	Shares Available for Grant	Shares Subject to Options	Weighted Average Exercise Price
Balances, December 31, 1996	221	178	$10.34
Options granted	(78)	78	11.86
Options canceled	22	(22)	11.01
Options exercised	—	(40)	6.36

Balances, December 31, 1997	165	194	11.72
Options granted	(45)	45	8.33
Options canceled	54	(54)	13.62
Options exercised	—	(12)	5.73

Balances, December 31, 1998	174	173	10.66
Options granted	(30)	30	9.97
Options canceled	—	—	—
Options exercised	—	(25)	7.35

Balances, December 31, 1999	144	178	$11.03

Statement of Financial Accounting Standards No. 123

    The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1999, 1998 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS 123 using the following weighted average assumptions:

	For the Year Ended December 31,
	1999	1998	1997
Risk-free interest rate	5.50%	5.50%	6.25%
Expected dividend yield	0.00%	0.00%	0.00%
Expected lives (years)	5	5	5
Expected volatility	74.5%	75.0%	73.1%

    Using the Black-Scholes methodology, the total value of stock awards and options granted during 1999, 1998 and 1997 was $6,419, $16,341 and $11,610, respectively, which would be amortized on a pro forma basis over the vesting period of the options. The weighted average fair value of stock awards and options granted during 1999, 1998 and 1997 was $9.29 per share, $5.74 per share and $7.64 per share, respectively.

    If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net income and net income per share would approximate the pro forma disclosures below:

	For the Year Ended December 31,
	1999		1998		1997
	As Reported	Pro Forma	As Reported	Pro Forma	As Reported	Pro Forma
Net income	$43,504	$36,911	$6,619	$125	$30,772	$25,999
Net income per share—basic	$1.16	$0.99	$0.18	$0.00	$0.88	$0.75
Net income per share—diluted	$1.12	$0.98	$0.18	$0.00	$0.87	$0.74

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to January 1, 1995, and additional awards are anticipated in future years.

    Information about stock options outstanding at December 31, 1999 is as follows:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/99	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Exercisable at 12/31/99	Weighted Average Exercise Price
$3.75-4.31	920	8.78	$4.31	138	$4.31
4.50-7.81	572	8.20	6.53	143	6.55
7.81-8.25	411	6.26	8.24	276	8.24
8.31-16.50	1,777	5.85	13.84	714	13.41
16.56-23.31	262	9.22	19.06	31	18.05

$3.75-23.31	3,942	7.14	$10.11	1,302	$10.71

    At December 31, 1998 and 1997, 936 and 1,018 options, respectively, were exercisable at weighted average exercise prices of $10.50 per share and $9.69 per share, respectively.

9.  EXPORT SALES AND MAJOR CUSTOMERS:

    Geographic revenue information is as follows:

	For the Year Ended December 31,
	1999	1998	1997
United States	$435,306	$293,864	$197,907
Europe	161,572	158,207	132,806
Asia Pacific	61,549	38,519	36,552
Other	30,092	24,822	34,068

	$688,519	$515,412	$401,333

    Long-lived assets are as follows:

	December 31,
	1999	1998
United States	$32,448	$44,335
Norway	2,166	1,699
Other	823	774

	$35,437	$46,808

    One customer accounted for 13.4 percent, 10.4 percent and 10.4 percent, respectively, of total revenues for the years ended December 31, 1999, 1998 and 1997.

10.  LEGAL CLAIMS AND OTHER CONTINGENCIES:

    From time to time, the Company becomes involved in ordinary, routine or regulatory legal proceedings incidental to the business. Management's judgment is that these contingent liabilities do no have significant influence on the Company's financial position, results of operations or cash flows.

11.  SUPPLEMENTAL CASH FLOW INFORMATION:

    Supplemental disclosure of cash flow information is as follows:

	For the Year Ended December 31,
	1999	1998	1997
Cash paid during the period for interest	$418	$117	$79
Cash paid during the period for income taxes	24,244	6,656	8,981
Note receivable in relation to sale of Genigraphics	—	630	—

12.  SUBSEQUENT EVENTS:

    In February 2000, the Company entered into a non-exclusive, perpetual license agreement with Pixelworks, Inc. which allows Pixelworks, Inc. to utilize certain of the Company's technology in exchange for $2,400 in cash and 157 shares of Pixelworks, Inc.'s Series D Preferred Stock with a value of $2,000 at the time of issuance to the Company. The $2,400 in cash will be received in four quarterly payments of $600 each beginning March 31, 2000. The Company will record revenue of $4,400 in the first quarter of 2000 related to this license agreement.

    Also in February 2000, the Company purchased 28.9 acres of land adjacent to its leased Wilsonville facility for $5.2 million in cash. The Company intends to enter into a sale- leaseback transaction for approximately one third of the property in the second quarter of 2000 and begin construction of a new facility. The remainder of the property will be held for development over the next three years.

    In March 2000, the Company announced a merger with Proxima ASA to exchange all shares of Proxima ASA Common Stock for shares of In Focus Common Stock at a ratio of 0.3615 shares of InFocus Common Stock for each share of Proxima ASA Common Stock. The merger was consummated on

June 23, 2000 pursuant to which InFocus issued approximately 14,555 shares of its Common Stock. The transaction has been accounted for as a pooling of interests and accordingly, all data included in the Supplemental Consolidated Financial Statements has been restated. The following is a reconciliation of certain restated amounts with amounts previously reported.

	For the Year Ended December 31,
	1999	1998	1997
Sales:
InFocus	$390,691	$306,663	$315,761
Proxima	297,828	208,749	85,572

	$688,519	$515,412	$401,333

Net income (loss):
InFocus	$26,887	$(671)	$20,050
Proxima	16,617	7,290	10,722

	$43,504	$6,619	$30,772

Report of Independent Public Accountants
on Consolidated Financial Statement Schedule

To the Board of Directors and Shareholders of
InFocus Corporation:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in InFocus Corporation's 1999 Annual Report on Form 10-K, and have issued our report thereon dated January 21, 2000. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. We did not audit the financial statements of Proxima ASA, a company acquired during 2000 in a transaction accounted for as a pooling of interests, as discussed in Note 12 to the supplemental consolidated financial statements. Such statements are included in the consolidated financial statements of InFocus Corporation and reflect total allowances for accounts receivable of 28.8 percent, 33.6 percent and 18.3 percent for December 31, 1999, 1998 and 1997, respectively, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for Proxima ASA, is based solely upon the report of the other auditors. The Valuation and Qualifying Accounts schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits, and the report of the other auditors, of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

January 21, 2000                                                                                                                          ARTHUR ANDERSEN LLP

SCHEDULE II

InFocus Corporation
Valuation and Qualifying Accounts
Years Ended December 31, 1997, 1998 and 1999
(In thousands)

		Column C				Column E
Column A	Column B				Column D
			Charged to Other Accounts— Describe(b)
Description	Balance at Beginning of Period	Charged to Costs and Expenses			Deductions— Describe(a)	Balance at End of Period
Year Ended December 31, 1997:
Reserves deducted from asset accounts:
Allowance for uncollectible accounts	$2,234	$512	$—		$(443)	$2,303
Sales allowances	$2,498	$19,402	$—		$(18,284)	$3,616
Year Ended December 31, 1998:
Reserves deducted from asset accounts:
Allowance for uncollectible accounts	$2,303	$1,762	$2,417	(b)	$(1,228)	$5,254
Sales allowances	$3,616	$34,065	$593	(b)	$(32,852)	$5,422
Year Ended December 31, 1999:
Reserves deducted from asset accounts:
Allowance for uncollectible accounts	$5,254	$4,082	$—		$(3,063)	$6,273
Sales allowances	$5,422	$31,007	$—		$(29,326)	$7,103

(a)
Charges to the accounts included in this column are for the purposes for which the reserves were created.

(b)
Relates to the establishment of reserves related to the purchase of Proxima Corp. in 1998. The amount was offset against goodwill.

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REPORT OF INDEPENDENT ACCOUNTANTS
InFocus Corporation Valuation and Qualifying Accounts Years Ended December 31, 1997, 1998 and 1999 (In thousands)